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                                                                  Exhibit (e)(2)

                            ETF Advisors Trust Series

                          Form of Participant Agreement

          This Participant Agreement (the "Agreement") is entered into between ALPS Distributors, Inc. (the "Distributor") and the party signing below designated as the Participant (the "Participant") and is subject to acceptance by The Bank of New York (the "Administrator"). The Administrator serves as the Administrator and Shareholder Servicing Agent of certain series ("Treasury FITR Series") of the ETF Advisors Trust (the "Trust") pursuant to the Declaration of Trust, as amended, dated May 29, 2002 (referred to herein as the "Trust Agreement"). The Distributor provides certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of the Treasury FITR Series. As specified in the Treasury FITR Series Prospectus and Statement of Additional Information (together, the "Registration Statement") and the Trust Agreement, shares of Treasury FITR Series may be created or redeemed only in aggregations of 50,000 shares of Treasury FITR units, referred to therein and herein as a "Creation Unit." The Trust Agreement provides that Creation Units be issued in exchange for an in-kind delivery of Deposit Securities (defined in the Registration Statement) delivered by the Participant to the Administrator, and redeemed normally via an in-kind transfer to the Participant of Fund Securities (defined in the Registration Statement). Deposit Securities and Fund Securities combined shall be referred to as "Index Securities". Capitalized terms not otherwise defined herein are used herein as defined in the Treasury FITR Series Registration Statement or the Trust Agreement.

          This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the "Fed Book-Entry System") and the Depository Trust

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Company ("DTC"). The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

          1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that with respect to orders for the creation or requests for the redemption of Creation Units by means of the Fed Book-Entry System and DTC, it is eligible to utilize the Fed Book-Entry System and is a Participant in DTC (as defined in the ETF Advisors Trust Registration Statement, an "Authorized Participant"). The Participant may place orders for the creation or requests for the redemption of Creation Units through Fed Book-Entry System, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement and the provisions of Attachment A hereto. Any change in the foregoing status of Participant shall terminate this Agreement, and Participant shall give notice to the Distributor and the Administrator of such change.

          2. EXECUTION OF ORDERS TO CREATE OR REQUESTS TO REDEEM. All orders for the creation or requests for the redemption of Creation Units shall be handled in accordance with the terms of the Registration Statement, the Trust Agreement and the procedures described in Attachment A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Administrator reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time.

          3. CREATION AND REDEMPTION PROCESS. Participant understands and acknowledges that BNY will not effect the Treasury FITR Series' side of the transaction (issuing shares in the case of a creation, transferring Deposit Securities in the case of a redemption) until BNY has received confirmation of receipt of the Authorized Participant's incoming security transfer through the Fed Book-Entry System

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in the case of a creation, and through DTC a Creation Unit Aggregation of the
Series' shares in the case of a redemption). Participant agrees that in connection with redemption of Creation Units it will cause DTC to deliver to Administrator an amount of shares of Treasury FITR Series equal to the Creation Units being redeemed so as to be received by the Administrator prior to the next Business Day settlement for such redemption (T+1).

          4. ROLE OF PARTICIPANT. The Participant shall have no authority in any transaction to act as agent of the Distributor, the Administrator or the Trust.

          5. FEES. In connection with the creation or redemption of Creation Units, the Administrator shall charge and the Participant agrees to pay to the Administrator the Transaction Fee prescribed in the Treasury FITR Series Registration Statement applicable to creation or redemption. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitation as prescribed in the Treasury FITR Series Registration Statement and the Trust Agreement.

          6. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Administrator, duly certified as appropriate by its Secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Administrator as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Administrator of a superseding certificate bearing a subsequent date. The Administrator shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of

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authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Administrator and such notice shall be effective upon receipt by both the Distributor and the Administrator.

          7. DELIVERY OF SHARES IN REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment
A) from the Administrator for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright the requisite number of shares of Treasury FITR Series to be redeemed and (b) such shares of Treasury FITR Series have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Treasury FITR Units to the Administrator on the next Business Day.

          8. TIMELY DELIVERY OF SECURITIES. As of the date hereof, settlement with respect to creation and redemption of shares of a Treasury FITR Series shall take place on the next Business Day following a securities trade (generally expressed as "T+1").

          9. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor and the Administrator that it does not hold for the account of any single Beneficial Owner of shares of Treasury FITR Series 80 percent or more of the outstanding shares of any individual Treasury FITR Series such as to cause that Series to have a basis in the Index Securities deposited with the Series different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code. The Administrator shall have the right to require information from the Participant regarding ownership of shares of Treasury FITR Series, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of outstanding shares of Treasury FITR Series by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

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          10. INDEMNIFICATION. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, their respective subsidiaries, affiliates, directors, officers, employees and agents (each an "Indemnified Party") from and against any loss, liability, cost and expense incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; or (ii) any actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Attachment A (as may be amended from time to time) believed by such Indemnified Party to be genuine and to have been given by the Participant. The Participant and the Distributor hereby agree to jointly and severably indemnify the Administrator, and its directors, officers, employees and agents for, and hold it and them harmless from and against any loss, liability or expense incurred without negligence or willful misconduct on the part of the Administrator arising out of or in connection with its agency under this Agreement, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself and its directors, officers, employees and agents against or investigating any claim of liability in connection with its exercise or performance of any of its duties hereunder or thereunder. This section will survive the termination of this Agreement.

          11. ADMINISTRATOR CAPACITY AND OTHER MATTERS. The parties acknowledge that the Administrator is acting in its capacity hereunder as Administrator in accordance with and pursuant to the Trust Agreement and not in its general corporate capacity.

          In the absence of negligence and willful misconduct on its part, the Administrator shall not be liable for any action taken, suffered or omitted, or for any error of judgement made by it in the performance of its duties hereunder. The Administrator shall not be liable for any error in judgement made in good faith unless the Administrator shall have been negligent in ascertaining the pertinent facts necessary to make such judgement. The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising our of or caused,

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directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. In no event shall the Administrator be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Under no circumstances shall the Administrator be liable for the actions or omissions of DTC, or of any other third party (other than GSCS).

          12. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Treasury FITR Series Registration Statement and represents it has reviewed such document and understands the terms thereof.

          13. NOTICES. Except as otherwise specifically provided in this agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Administrator shall be given or sent as follows: The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: ETF Advisors Trust. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

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          14. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Administrator and may be terminated at any time by any party upon thirty days prior notice to the other parties (i) unless earlier terminated by the Administrator in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior such agreement between the parties. This Agreement may be amended by the Administrator without consent of any Beneficial Owner from time to time by the following procedure: The Administrator shall mail a copy of the amendment to the Distributor and the Participant. If neither the Distributor nor the Participant objects in writing to the amendment within ten days after its receipt, the amendment shall become part of this Agreement in accordance with its terms.

          15. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE, WAIVER OF RIGHT TO TRIAL BY JURY. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without application of principles of conflicts of law thereunder.

          The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

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          16. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                      ALPS DISTRIBUTORS, INC.

                                      BY:        _______________________________
                                      TITLE:     _______________________________
                                      ADDRESS:   370 17th Street, Suite 3100
                                                 Denver, CO 80202

                                      TELEPHONE: (303) 623-2577
                                      FACSIMILE: _______________________________
                                      TELEX:     _______________________________

                                      PARTICIPANT: [Name of Participant]

                                      BY:        _______________________________
                                      TITLE:     _______________________________
                                      ADDRESS:   _______________________________

                                      TELEPHONE: _______________________________
                                      FACSIMILE: _______________________________
                                      TELEX:     _______________________________

                                      ACCEPTED BY
                                      BANK OF NEW YORK AS ADMINISTRATOR

                                      BY:        _______________________________
                                      TITLE:     _______________________________
                                      ADDRESS:   101 Barclay Street
                                                 New York, NY 10286

                                      TELEPHONE: _______________________________
                                      FACSIMILE: _______________________________
                                      TELEX:     _______________________________
                                      DATE OF ACCEPTANCE: ______________________

                                      -8-

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                                                             ATTACHMENT A TO THE
                                                           PARTICIPANT AGREEMENT

          This document supplements the Treasury FITR Series Trust Registration Statement and the Trust Agreement, and is an attachment to the Participant Agreement with respect to the procedures to be used by (i) the Distributor and the Administrator in processing an order for the creation of shares of Treasury FITR Series, (ii) the Administrator in processing a request for the redemption of shares of Treasury FITR Series and (iii) the Participants and the Administrator in delivering or arranging for the delivery of requisite cash payments, Portfolio Deposits or shares of Treasury FITR Series, as the case may be, in connection with the submission of orders for creation or requests for redemption. Capitalized terms not defined herein shall have the definitions provided in the Treasury FITR Series Registration Statement.

          A Participant shall be first required to have signed the Participant Agreement. Upon acceptance of the Participant Agreement by the Administrator, the Administrator shall assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order for creation or request for redemption with respect to shares of Treasury FITR Series.

I. PLACEMENT OF AN ORDER FOR CREATION OR REQUEST FOR REDEMPTION OF ETF ADVISORS FUND SHARES

     (a) Call to Receive a Submission Number. An Authorized Person for the Participant shall call the ETF Advisors Telephone Representative at (212) 815-6128 or (212) 815-6250 not later than the time designated in the Treasury FITR Series Registration Statement by which orders for the creation and redemption of shares must be made (the "Submission Time") (ordinarily 4:00 p.m. New York time for in-kind transactions ) to receive a Submission Number. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the ETF Advisors Telephone Representative shall issue a unique Submission Number. All orders with respect to the creation or requests for redemption of Creation Units of Treasury FITR Series are required to be in writing and accompanied by the designated Submission Number.

Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) designated Submission Number and (c) the PIN Number in one document and transmit such document by facsimile or telex to the Distributor and the ETF Advisors Telephone Representative or Administrator, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission," and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date."

     (b) NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER OR REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER OR REQUEST. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

     3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Creation Units of Treasury FITR Series must be transmitted by facsimile or telex to the ETF Advisors Telephone Representative, or Administrator, as applicable, within 20 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the ETF Advisors Telephone Representative, or the Administrator, as applicable, shall attempt to contact the Participant to request immediate transmission of the Submission.

          (a) In the case of a Submission for creation, unless such submission is received by the ETF Advisors Telephone Representative by the Submission Time, such order for creation contained therein shall be deemed invalid.

          (b) In the case of a Submission for redemption, unless such Submission is received by the Administrator by the Submission Time, such order for

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redemption contained therein shall be deemed received by the Administrator on the Business Day following such Transmittal Date in accordance with the procedures set forth in Section IV (2) and (4) hereof.

          (c) Confirmations of all order forms will sent via fax to the Authorized Participants

               Incoming telephone calls shall be queued and shall be handled in the sequence received. ACCORDINGLY, DO NOT HANG UP AND REDIAL.

     4.   Await Receipt of Acknowledgement.

          A. Creation Orders. The Distributor shall issue to both the Authorized Participant and the Administrator an acknowledgement of receipt of an order to create shares of a Treasury FITR Series through the Fed Book-Entry System within 15 minutes of its receipt of a Submission received in good form. In the event the Authorized Participant does not receive a timely acknowledgement from the Distributor, it should contact the Distributor and the ETF Advisors Telephone Representative at the business number indicated.

          B. Redemptions. The Administrator shall issue to the Authorized Participant an acknowledgement of receipt via facsimile or E-mail or facsimile of a request to redeem shares of ETF Advisors in Creation Unit size aggregations within 15 minutes of its receipt of a Submission received in good form. In the event the Authorized Participant does not receive a timely acknowledgement from the Administrator, it should contact the Administrator directly at the business number indicated.

II. PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE PORTFOLIO DEPOSITS OR SHARES OF TREASURY FITR SERIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION.

     1. Creation Orders. The Authorized Participant notified of the acceptance of an order to create shares of Treasury FITR Series shall be required to transfer or arrange for the transfer of (a) the requisite Index Securities (or contracts to purchase such Index

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Securities expected to be delivered for next Business Day settlement either free or with cash equal to the aggregate purchase price) and (b) the Balancing
Amount, to the Administrator by means of the Fed Book-Entry System so as to be received no later than the next Business Day following the Business Day on which such order is deemed received by the Distributor as set forth below in Section IV.

     2. Creation of Creation Units Prior to Receipt of Deposit Securities. Creation Unit Aggregations may be purchased in advance of receipt by the Administrator of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the Authorized Participant must deposit with the Administrator, as custodian, cash in an amount equal to the sum of (i) the Balancing Amount, plus (ii) 105% of the market value of any, or all, of the undelivered Deposit Securities (the "Additional Cash Deposit"), which Additional Cash Deposit shall in the event of a failure to deliver be applied toward the purchase of such security, which may be at a price different from the price originally specified on the date of the order, and the Authorized Participant shall be liable for any difference between the Additional Cash Deposit and such purchase, including any costs or commissions. The order will be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 4:00 p.m., Eastern time, on such date and federal funds in the appropriate amount are deposited with the Custodian by 11:00 a.m., Eastern time, the following Business Day. If the order is not placed in proper form by 4:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m. Eastern Time the next Business Day, then the order may be deemed to be rejected and the Authorized Participant will be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash will be required to be deposited with the Administrator, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Administratorin an amount at least equal to 105% of the daily marked to market value of the missing Deposit Securities. To the extent that missing Deposit Securities are not received by 1:00 p.m., Eastern time, on the first Business Day next following the day on which the purchase order is deemed received by the Distributor or

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in the event a marked-to-market payment is not made within one Business Day following notification by the Distributor that such a payment is required, the Trust may instruct the Administrator to use the cash on deposit to purchase the missing Deposit Securities in order to complete the purchase order. The Authorized Participant will be liable to the Trust and Fund for the costs incurred by the Trust in connection with any such purchases. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Index Securities on the day the purchase order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Administrator will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust.

     3. Redemption Requests. The Authorized Participant notified of the acceptance of a request VIA FAX to redeem shares of a Treasury FITR Series shall be required to transfer or arrange for the transfer of the requisite shares of that Treasury FITR Series and the Excess Cash Amount, if any, to the Administrator through DTC as to the shares and Federal Reserve Wire system as to the Excess Cash Award so as to be received no later than the Business day next following the Business Day on which such order is deemed received by the Administrator as set forth below in Section IV.

III. ADMINISTRATOR'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TREASURY FITR SERIES SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION AND REQUESTS FOR REDEMPTION.

     1. Creation Order. After the Administrator has received notification of a Submission from the Distributor for a creation order for shares of a Treasury FITR Series which has been deemed received by the Distributor as set forth below in Section IV, the Administrator shall initiate procedures to transfer the requisite shares of Treasury FITR Series through DTC so as to be received by the Creator no later than the Business Day next following the Business Day on which the Submission is deemed received by the Distributor. But only if the Creator has, prior thereto, delivered the requisite Deposit Securities and Balancing Amount to the Administrator through the Fed Book-Entry System.

     2. Redemption Requests. After the Administrator has received a Submission for a redemption request for shares of a Treasury FITR Series and has deemed received such submission as set forth below in Section IV, the Administrator shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities, free of payment, expected to be delivered by the Business Day next following the Business Day on which the Submission is deemed received) and the Cash Redemption Payment, if any, through the Fed Book-Entry System so as to be received by the Beneficial Owner no later than the Business day following the Business Day on which the Submission is deemed received by the Administrator. The securities transfer will not proceed until after the Participant has delivered the shares of the Treasury FITR Series to be redeemed and the Excess Cash to the Administrator through DTC, as to shares, and the Federal Reserve Wire System as to cash.

IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED."

     1. Creation Orders. An order to create shares of Treasury FITR Series shall be deemed received by the Distributor on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Distributor no later than the Submission Time. Orders to create shares of ETF Advisors Funds contained in Submissions received and confirmed after such time on a Transmittal Date shall be deemed submitted on the next Business Day immediately following such transmittal date unless affirmatively cancelled by the Participant.

     2. Redemption Request. A request to redeem shares of Treasury FITR Series shall be deemed received by the Administrator on the Transmittal Date only if
(a) the Submission containing such request is in proper order, (b) such Submission is received by the Administrator no later than the time on such Transmittal Date as set forth in Section I (3) (b) hereof and (c) the Administrator has confirmed receipt of the Submission by the

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Submission Time. Requests to redeem shares of Treasury FITR Series contained in
Submissions transmitted after the above-mentioned time on a Transmittal Date shall be deemed received by the Administrator on the next Business Day immediately following such Transmittal Date.

V. AMBIGUOUS INSTRUCTIONS. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Distributor and the ETF Advisors Telephone Representative or the Administrator, as applicable, shall attempt to contact the Participant to request confirmation of the terms of the Submission. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be confirmed by the Administrator and processed. If an Authorized person contradicts its terms, the Submission shall be deemed invalid and a corrected Submission must be received by the Distributor and the ETF Advisors Telephone Representative, or the Administrator, as applicable, not later than the Submission Time. If the Distributor and the ETF Advisors Telephone Representative, or the Administrator, as applicable, is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission shall be deemed invalid and the Distributor and the ETF Advisors Representative or Administrator, as applicable, shall attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the ETF Advisors Telephone Representative or Administrator, as applicable, not later than the Submission Time.

VI. PROCESSING AN ORDER. The Distributor or Administrator, as applicable, reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent or more of all outstanding shares of the Treasury FITR Series relating to that Submission. In such event, the Distributor or the ETF Advisors Telephone Representative or Administrator, as applicable, will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent or more of all outstanding shares of the Treasury FITR Series upon execution of the Submission. In the event that (i) the Distributor and the ETF Advisors Telephone Representative or Administrator, as applicable, is unable to contact an Authorized person or (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

VII. TELEPHONE, FACSMILE AND TELEX NUMBERS
     ALPS DISTRIBUTORS:
                                  TELEPHONE: ____________________
                                  FACSIMILE: ____________________



     ETF ADVISORS TELEPHONE REPRESENTATIVE:



                                  TELEPHONE: ____________________
                                  FACSIMILE: ____________________



     ADMINISTRATOR:
                                  TELEPHONE: ____________________
                                  FACSIMILE: ____________________